UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2024

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective November 30, 2024, Daniel S. Peyovich, 49, succeeded Steven E. Nielsen as the Chief Executive Officer of Dycom Industries, Inc. (the “Company”), following Mr. Nielsen’s retirement as the Company’s Chief Executive Officer and Chair of the Board of Directors (the “Board”). Mr. Peyovich previously served as the Company’s Executive Vice President and Chief Operating Officer since January 2021 and has served as the Company’s President since June 2024. Also as previously disclosed, Richard K. Sykes, a member of the Board since 2018, succeeded Mr. Nielsen as the Company’s Chair of the Board effective on November 30, 2024. On November 30, 2024, the Company announced the election of Mr. Peyovich to its Board effective immediately.

Prior to joining the Company, Mr. Peyovich was employed from 2014 to 2021 as the President of the Northwest Division for Balfour Beatty Construction (“Balfour Beatty”), a leading international infrastructure group engaged in the development, building and maintenance of complex infrastructure, such as transportation, power and utility systems and commercial buildings. Mr. Peyovich also served in multiple leadership roles for 21 years at Balfour Beatty, including as the President of the Washington State Division from 2012 to 2014. Mr. Peyovich holds a bachelor’s degree in construction management from the University of Washington.

Mr. Peyovich’s election to the Board is for a term extending until the Company’s Annual Meeting of Shareholders in calendar year 2025. Mr. Peyovich will not receive any additional compensation for serving as a member of the Board. Mr. Peyovich entered into an employment agreement with the Company as President and Chief Executive Officer, as disclosed in the Company’s current report on Form 8-K, dated June 17, 2024. Mr. Peyovich has also been appointed to the Executive Committee of the Board.

Mr. Peyovich is not a party to any arrangement or understanding regarding his election as a director. Mr. Peyovich is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K and does not have any family relationship with any of the Company’s executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 2, 2024

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary